Exhibit 3.6(d)

AMENDED ARTICLES OF INCORPORATION

STATE OF OKLAHOMA	)
) ss.
COUNTY OF STEPHENS	)

TO:	The Honorable Secretary of State State of Oklahoma Oklahoma City, Oklahoma
We, the undersigned:
Fallis A. Beall 1000 Alpine Duncan, Oklahoma; J. B. Walling 1001 Alpine Duncan, Oklahoma;

being the President, Secretary-Treasurer and a majority of the Directors of ATLAS-TUCK CONCRETE, INC., a corporation, do hereby execute the following Amendment to the Articles of Incorporation filed with the Secretary of State of the State of Oklahoma on July 9, 1964. We hereby state that we are legally competent to amend the Articles of Incorporation, pursuant to the provisions of the “Business Corporation Act” of the State of Oklahoma, and do further affirm that the amendment was adopted in the manner prescribed by said Act.

ARTICLE ONE

NO CHANGE.

ARTICLE TWO

AS FILED:

The address of its registered office in the State of Oklahoma is 4303 Williams, Lawton, Oklahoma in the City of Lawton, County of Comanche, and the name of its registered agent is H. F. Tuck, Jr., his address is 4303 Williams, Lawton, Oklahoma.

AS AMENDED:

The address of its registered office in the State of Oklahoma is 1000 Alpine, Duncan, Stephens County, Oklahoma 73533; the name of its registered agent is Fallis A. Beall, 1000 Alpine, Duncan, Stephens County, Oklahoma 73533.

ARTICLE THREE

NO CHANGE.

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ARTICLE FOUR

NO CHANGE.

ARTICLE FIVE

AS FILED:

The aggregate number of shares which the corporation shall have authority to allot is 5,000 divided into one (1) classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS	SERIES	NUMBER OF SHARES	PAR VALUE
A		Common 5,000	$10.00
		Preferred ____________	___________
		Total	$50,000.00

AS AMENDED:

The aggregate number of shares which the corporation shall have authority to allot is:

Forty Thousand (40,000),

consisting of one type. The designation of the class, the number of shares of the class and the par value of the shares of the class are as follows:

Class	No. of Shares	Par Value Per Share	Total
Common	40,000	$10.00	$400,000.00

ARTICLE SIX

NO CHANGE.

ARTICLE SEVEN

NO CHANGE.

ARTICLE EIGHT

NO CHANGE.

Those articles not herein amended are hereby adopted, ratified and made a part of these Amended Articles of Incorporation.

We,	the undersigned, further certify:

(1)	That such amendment was proposed by a resolution of the board of directors of the corporation on the 15th day of June, 1973.

(2)	That the amendment was adopted by vote of the sole and only shareholders in accordance with the provisions of Section 153 of the “Business Corporation Act”, State of Oklahoma.

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(3)	That the meeting of the shareholders of the corporation at which the amendment was adopted was held at 2112 West Bois D’Arc, Duncan, Stephens County, Oklahoma, on the 15th day of June, 1973.

(4)	That notice of such meeting of shareholders at which said amendment was adopted was properly waived as required by the by-laws of the corporation and the laws of the State of Oklahoma. Shareholders owning 2600 shares, being all of the outstanding issued shares, were present either in person or by proxy.

(5)	That the number of shares voted for the amendment was 2600.

(6)	That the number of shares voted against the amendment was none.

/s/ FALLIS A. BEALL

Fallis A. Beall, Director

/s/ J. B. WALLING

J. B. Walling, Director

ATLAS-TUCK CONCRETE, INC.

By	/s/ FALLIS A. BEALL

Fallis A. Beall, President

ATTEST:

/s/ J. B. WALLING

J. B. Walling, Secretary - Treasurer

(Corporate Seal)

STATE OF OKLAHOMA,	)
)
COUNTY OF STEPHENS,	)

The foregoing instrument was acknowledged before me this 19th day of June, 1973, by FALLIS A. BEALL and J. B. WALLING.

/s/ LUCILE L. RAY

Notary Public

My Commission Expires:

February 12, 1974

Page No. 3

STATE OF OKLAHOMA	)
) ss.
COUNTY OF STEPHENS	)

The foregoing instrument was acknowledged before me this 19th day of June, 1973, by FALLIS A. BEALL, President of Atlas-Tuck Concrete, Inc., a corporation, on behalf of said corporation.

/s/ LUCILE L. RAY

Notary Public

My Commission Expires:

February 12, 1974

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